Exhibit 99.1

The J.G. Wentworth Company® Reports Second Quarter 2017 Results

RADNOR, Pa. - (BUSINESS WIRE) - August 14, 2017 The J.G. Wentworth Company® ("J.G. Wentworth" or the "Company") (OTCQX: JGWE) today reports financial results for the second quarter of 2017.
The following are highlights from the second quarter results:
Second Quarter 2017 Consolidated Results:

•
Consolidated revenues were $101.4 million, an increase of $18.7 million from the $82.7 million reported in the second quarter of 2016. The increase was due primarily to the $19.1 million increase in revenues generated by the Structured Settlement Payments segment's ("Structured Settlements") revenue driven principally by a $16.9 million favorable change in unrealized gains (losses) on securitized finance receivables, debt and derivatives, offset by a $0.4 million decrease in our Home Lending segment's revenues.

▪
Home Lending generated loan lock volume of $1.6 billion and closed loan volume of $859.9 million in the second quarter of 2017. The outstanding unpaid principal balance of our mortgage servicing rights ("MSR") portfolio was $4.5 billion as of June 30, 2017. The Company's MSR portfolio had a fair value of $46.8 million as of June 30, 2017.

▪
The Company had $4.3 billion in VIE and other finance receivables, at fair value, and $4.1 billion in VIE long-term debt issued by securitization and permanent financing trusts, at fair value, as of June 30, 2017. The debt issued by our VIE securitization and permanent financing trusts is recourse only to the respective entities that issued the debt and is non-recourse to the Company and its other subsidiaries.

•
Consolidated net loss was $12.1 million compared to the $23.5 million consolidated net loss in the second quarter of 2016. The $11.4 million favorable change was due to a $22.9 million decline in Structured Settlements pre-tax loss driven by the $19.1 million increase in the segment's revenue, partially offset by an increase in Home Lending's operating expenses which was driven by a $2.6 million increase in advertising expense in line with the direct-to-consumer growth plan.

Second Quarter 2017 Segment Results:

•
Segment Adjusted EBITDA* for Home Lending was $3.6 million for the second quarter of 2017 compared to $8.0 million for the second quarter of 2016. The $4.3 million decrease in Segment Adjusted EBITDA* was primarily driven by a $2.6 million increase in advertising expense in line with the direct-to-consumer growth plan and the response to the competitive environment due to shifts in consumer demand.

•
Segment Adjusted EBITDA* for Structured Settlements was $4.0 million for the second quarter of 2017 compared to $3.1 million for the second quarter of 2016. The $0.9 million increase in Segment Adjusted EBITDA* for Structured Settlements was primarily due to $2.7 million in reduced operating expenses reflecting the results to date of our previously announced cost savings initiatives coupled with a $0.7 million recovery of previously incurred legal fees, which was partially offset by a net decrease in interest income of $2.8 million related to residual assets that were permanently financed in September 2016.

* This earnings press release includes Segment Adjusted Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization and other items as noted on Schedule D ("Segment Adjusted EBITDA"), which we use as a measure of our segments' operating performance. We report Segment Adjusted EBITDA because our Chief Operating Decision Maker ("CODM"), as that term is defined in Accounting Standards Codification 280 - Segment Reporting ("ASC 280"), uses Segment Adjusted EBITDA to evaluate our segments' performance. Not all companies calculate Segment Adjusted EBITDA in the same fashion and, therefore, these amounts as presented may not be comparable to other similarly titled measures of other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation. Results for the three months ended June 30, 2017 and 2016, a description of the segment profitability measure and reconciliations of Segment Adjusted EBITDA to Loss Before Income Taxes are included in the accompanying financial information.
This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.
About The J.G. Wentworth Company®
The J.G. Wentworth Company® is focused on providing direct-to-consumer access to financing solutions through a variety of avenues, including: mortgage lending and refinancing, structured settlement, annuity and lottery payment purchasing, prepaid cards, and access to providers of personal loans.

Exhibit 99.1

Mortgage loans are offered by J.G. Wentworth Home Lending, LLC NMLS ID # 2925 (www.nmlsconsumeraccess.org), 3350 Commission Court, Woodbridge, VA 22192; 888-349-3773.
For more information about The J.G. Wentworth Company®, visit www.jgw.com or use the information provided below.
Conference Call and Webcast
Management will host a webcast to discuss the second quarter 2017 financial results today, August 14, 2017, at 10:00 AM Eastern time. The webcast will include remarks from J.G. Wentworth's Chief Executive Officer, Stewart Stockdale, and Interim Chief Financial Officer, Katerina Cozza.
This call will be accompanied by a presentation and will be available via a webcast of the conference call live on the Investor Relations section of the Company's website listed below.
The J.G. Wentworth Company® Second Quarter 2017 Webcast.
Interested parties unable to access the conference call and view the presentation via the webcast through this link: The J.G. Wentworth Company® Second Quarter 2017 Webcast, may dial the Participant conference number: (833) 231-8271, Conference ID: 59459664.
A playback will be available through Monday, August 21st, 2017. To participate, utilize the dial-in information listed below:
Playback conference number: (800) 585-8367, Conference ID: 59459664. The presentation will be posted to the Company's website after the call.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as ''plans,'' ''expects'' or ''does not expect,'' ''budget,'' ''forecasts,'' ''anticipates'' or ''does not anticipate,'' ''believes,'' ''intends,'' and similar expressions or statements that certain actions, events or results ''may,'' ''could,'' ''would,'' ''might,'' or ''will,'' be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements.  Consideration should also be given to the areas of risk set forth under the heading "Risk Factors" in our filings with the Securities and Exchange Commission, and as set forth more fully under "Part 1, Item 1A. 'Risk Factors'" in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by "Part II, Item 1A. 'Risk Factors'" in our Quarterly Report on Form 10-Q for the quarters ending since that date as previously filed with the SEC and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 to be filed with the SEC. These risks and uncertainties include, among other things:  our ability to execute on our business strategy; our ability to successfully compete in the industries in which we operate; our dependence on the effectiveness of direct response marketing; our ability to retain and attract qualified senior management; any improper use of or failure to protect the personally identifiable information of past, current and prospective customers to which we have access; our ability to upgrade and integrate our operational and financial information systems, maintain uninterrupted access to such systems and adapt to technological changes in the industries in which we operate; our dependence on third parties, including our ability to maintain relationships with such third parties and our potential exposure to liability for the actions of such third parties; damage to our reputation and increased regulation of our industries which could result from unfavorable press reports about our business model; infringement of our trademarks or service marks; changes in, and our ability to comply with, any applicable federal, state and local laws and regulations governing us, including any applicable federal consumer financial laws enforced by the Consumer Financial Protection Bureau; our ability to maintain our state licenses or obtain new licenses in new markets; our ability to continue to purchase structured settlement payments and other financial assets; our business model being susceptible to litigation; our ability to remain in compliance with the terms of our substantial indebtedness and to refinance our term debt; our ability to obtain sufficient working capital at attractive rates or obtain sufficient capital to meet the financing requirements of our business; our ability to renew or modify our warehouse lines of credit; the accuracy of the estimates and assumptions of our financial models; changes in prevailing interest rates and our ability to mitigate interest rate risk through hedging strategies; the public disclosure of the identities and information of structured settlement holders maintained in our proprietary database; our dependence on the opinions of certain credit rating agencies of the credit quality of our securitizations; our ability to complete future securitizations, other financings or sales on favorable terms; the insolvency of a material number of structured settlement issuers; adverse changes in the residential mortgage lending and real estate markets, including any increases in defaults or delinquencies, especially in geographic areas where our loans are concentrated; our ability

Exhibit 99.1

to grow our loan origination volume, acquire mortgage servicing rights ("MSRs") and recapture loans that are refinanced; changes in the guidelines of government-sponsored entities ("GSEs"), or any discontinuation of, or significant reduction in, the operation of GSEs; potential misrepresentations by borrowers, counterparties and other third parties; our ability to raise additional capital as a result of our Class A common stock now being traded on the OTCQX® Market; and our ability to meet the ongoing eligibility standards of the OTCQX® Market.
Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Contacts:
The J.G. Wentworth Company®
Erik Hartwell, VP, Investor Relations
866-386-3853
investor@jgwentworth.com
or
Media Inquiries
The Glover Park Group
Becky Reeves
202-295-0139
breeves@gpg.com

Schedule A

The J.G. Wentworth Company
Condensed Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
	(Unaudited)
	(Dollars in thousands, except share and per share data)
ASSETS
Cash and cash equivalents	$53,923	$80,166
Restricted cash and investments	146,785	195,588
VIE finance receivables, at fair value	4,276,786	4,143,903
Other finance receivables, at fair value	15,845	13,134
VIE finance receivables, net of allowances for losses of $9,056 and $9,023, respectively	79,841	85,325
Other finance receivables, net of allowances for losses of $1,946 and $2,061, respectively	7,986	8,619
Other receivables, net of allowances for losses of $267 and $280, respectively	18,921	17,771
Mortgage loans held for sale, at fair value	230,448	232,770
Mortgage servicing rights, at fair value	46,778	41,697
Premises and equipment, net of accumulated depreciation of $12,098 and $10,697, respectively	3,230	4,005
Intangible assets, net of accumulated amortization of $23,644 and $22,778, respectively	22,002	22,868
Goodwill	8,369	8,369
Marketable securities, at fair value	78,985	76,687
Deferred tax assets, net	—	405
Other assets	54,652	61,600
Total Assets	$5,044,551	$4,992,907

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accrued expenses and accounts payable	29,315	$28,929
Accrued interest	31,233	28,123
Term loan payable	436,056	431,872
VIE derivative liabilities, at fair value	45,916	50,432
VIE borrowings under revolving credit facilities and other similar borrowings	32,018	56,432
Other borrowings under revolving credit facilities and other similar borrowings	223,985	229,588
VIE long-term debt	60,509	62,939
VIE long-term debt issued by securitization and permanent financing trusts, at fair value	4,113,296	4,014,450
Other liabilities	49,126	52,448
Deferred tax liabilities, net	5,863	1,415
Installment obligations payable	78,985	76,687
Total Liabilities	$5,106,302	$5,033,315

Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 16,352,775 issued and 15,810,703 outstanding as of June 30, 2017, 16,272,545 issued and 15,730,473 outstanding as of December 31, 2016	—	—
Class B common stock, par value $0.00001 per share; 500,000,000 shares authorized, 8,629,738 issued and outstanding as of June 30, 2017, 8,710,158 issued and outstanding as of December 31, 2016	—	—
Class C common stock, par value $0.00001 per share; 500,000,000 shares authorized, 0 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	—	—
Additional paid-in-capital	105,879	105,823
Accumulated deficit	(131,831)	(117,622)
	(25,952)	(11,799)
Less: treasury stock at cost, 542,072 shares as of June 30, 2017 and December 31, 2016, respectively	(2,138)	(2,138)
Total stockholders' deficit, The J.G. Wentworth Company	(28,090)	(13,937)
Non-controlling interests	(33,661)	(26,471)
Total Stockholders' Deficit	(61,751)	(40,408)
Total Liabilities and Stockholders' Deficit	$5,044,551	$4,992,907

Schedule B

The J.G. Wentworth Company
Condensed Consolidated Statements of Operations - Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Dollars in thousands, except share and per share data)
REVENUES
Interest income	$47,997	$47,561	$97,358	$101,220
Realized and unrealized gains (losses) on VIE and other finance receivables, long-term debt and derivatives	23,728	6,623	52,831	(3,234)
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	18,481	20,630	32,035	37,286
Changes in mortgage servicing rights, net	1,477	962	5,081	1,839
Servicing, broker, and other fees	5,783	3,266	9,941	6,735
Loan origination fees	2,491	2,273	4,462	3,909
Realized and unrealized gains on marketable securities, net	1,452	1,409	4,401	1,546
Total revenues	$101,409	$82,724	$206,109	$149,301

EXPENSES
Advertising	$16,423	$14,325	$31,623	$28,298
Interest expense	57,889	53,800	116,272	113,300
Compensation and benefits	18,689	20,498	35,532	39,043
General and administrative	7,642	6,979	13,592	14,088
Professional and consulting	5,971	4,752	9,834	8,409
Debt issuance	127	545	2,420	548
Securitization debt maintenance	1,356	1,414	2,678	2,846
Provision for losses	529	984	1,652	2,572
Direct subservicing costs	913	610	1,809	1,250
Depreciation and amortization	1,129	1,163	2,267	2,465
Installment obligations expense, net	1,943	1,947	5,345	2,462
Impairment charges	—	5,483	—	5,483
Total expenses	$112,611	$112,500	$223,024	$220,764
Loss before income taxes	(11,202)	(29,776)	(16,915)	(71,463)
Provision (benefit) for income taxes	892	(6,266)	4,853	(12,905)
Net loss	$(12,094)	$(23,510)	$(21,768)	$(58,558)
Less: net loss attributable to non-controlling interests	(5,083)	(12,716)	(7,559)	(31,678)
Net loss attributable to The J.G. Wentworth Company	$(7,011)	$(10,794)	$(14,209)	$(26,880)

Weighted average shares of Class A common stock outstanding:
Basic	15,775,321	15,662,540	15,753,431	15,618,643
Diluted	15,775,321	15,662,540	15,753,431	15,618,643
Net loss per share attributable to stockholders of Class A common stock of The J.G. Wentworth Company
Basic	$(0.44)	$(0.69)	$(0.90)	$(1.72)
Diluted	$(0.44)	$(0.69)	$(0.90)	$(1.72)

Schedule C

The J.G. Wentworth Company
Selected Quarterly Data - Unaudited
(Dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
Consolidated	2017	2016	2017	2016
Net loss	$(12,094)	$(23,510)	$(21,768)	$(58,558)
Net loss attributable to The J.G. Wentworth Company	$(7,011)	$(10,794)	$(14,209)	$(26,880)

Weighted Average Diluted Shares - Basic	15,775,321	15,662,540	15,753,431	15,618,643
Basic loss per common share	$(0.44)	$(0.69)	$(0.90)	$(1.72)
Weighted Average Diluted Shares - Diluted	15,775,321	15,662,540	15,753,431	15,618,643
Diluted loss per common share	$(0.44)	$(0.69)	$(0.90)	$(1.72)

Structured Settlements Segment
Segment Adjusted EBITDA*	$3,978	$3,069	$4,846	$4,777

TRB PURCHASES
Guaranteed structured settlements, annuities and lotteries	$148,804	$148,019	$286,461	$314,403
Life contingent structured settlements and annuities	21,267	24,626	39,597	61,926
Total TRB purchases	$170,071	$172,645	$326,058	$376,329

Home Lending Segment
Segment Adjusted EBITDA*	$3,643	$7,969	$7,747	$14,247

Mortgage Originations:
Locked - Units	6,197	5,505	10,767	9,483
Locked - Loan Volume	$1,624,425	$1,428,427	$2,789,777	$2,505,524
Closed - Units	3,365	3,230	5,922	5,294
Closed - Loan Volume	$859,939	$845,533	$1,522,086	$1,413,835

Mortgage Servicing:	Balance at 6/30/2017		Balance at 12/31/2016
Unpaid principal balance	$4,460,107		$4,060,878
Loan count - servicing	18,612		16,817
Average loan amount	$240		$241
Average interest rate	3.60%		3.57%

*Represents a measure of our segments' operating performance, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation.

Schedule D

Unaudited
The J.G. Wentworth Company
Reconciliation of Segments' Adjusted EBITDA* to Loss Before Income Taxes - A Measure of Segment Profit or Loss Used in this Release and the Related Presentation
We report Segment Adjusted EBITDA in our Quarterly Report on Form 10-Q as a measure of our segments' operating performance. We define Segment Adjusted EBITDA as net income (loss) under U.S. GAAP before non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes, depreciation and amortization and, for our Structured Settlements segment, amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our business, interest expense associated with our senior secured credit facility, debt issuance costs and broker and legal fees incurred in connection with sales of finance receivables.
We present Segment Adjusted EBITDA as an indication of our segments' operating performance because our CODM, as that term is defined in ASC 280, uses Segment Adjusted EBITDA to evaluate performance and to allocate resources. Not all companies calculate Segment Adjusted EBITDA in the same fashion, and therefore these amounts as presented may not be comparable to other similarly titled measures of other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation. Below are reconciliations of Segment Adjusted EBITDA for the Company's two reportable segments to loss before income taxes for the three and six months ended June 30, 2017 and 2016:

Schedule D

The J.G. Wentworth Company
Reconciliation of Segments' Adjusted EBITDA* to Loss Before Income Taxes - Unaudited

	Three Months Ended June 30,		Line Item in the Statement of Operations where amounts are reflected
	2017	2016
	(In thousands)
Structured Settlements Segment Adjusted EBITDA	$3,978	$3,069
Home Lending Segment Adjusted EBITDA	3,643	7,969
Subtotal Segment Adjusted EBITDA for Reportable Segments	$7,621	$11,038

Securitization-related adjustments:
Unrealized gain (loss) on finance receivables, long-term debt and derivatives post securitization due to changes in interest rates	$391	$(16,468)	Realized and unrealized gains (losses) on VIE and other finance receivables, long-term debt and derivatives
Interest income from securitized finance receivables	44,459	43,729	Interest income
Interest income on retained interests in finance receivables	(425)	(5,923)	Interest income
Servicing income on securitized finance receivables	(1,261)	(1,299)	Servicing, broker, and other fees
Interest expense on long-term debt related to securitization and permanent financing trusts	(44,257)	(36,790)	Interest expense
Professional fees relating to securitizations	(1,368)	(1,414)	Securitization debt maintenance
Credit (provision) for losses associated with permanently financed VIEs	239	(12)	Provision for losses
Subtotal of securitization related adjustments	$(2,222)	$(18,177)
Other adjustments:
Share based compensation	$(233)	$(323)	Compensation and benefits
Impact of pre-funding on unsecuritized finance receivables	29	(1,392)	Realized and unrealized gains (losses) on VIE and other finance receivables, long-term debt and derivatives
Lease termination, severance and other restructuring related expenses	(4,900)	(1,499)	General and administrative, Compensation and benefits and Professional and consulting
Debt modification expense	—	(1,807)	Interest expense, Professional and consulting, and Debt issuance
Impairment charges and loss on disposal of assets	—	(5,483)	Impairment charges
Term loan interest expense	(10,238)	(10,104)	Interest expense
Debt issuance	(130)	(25)	Debt issuance
Broker and legal fees incurred in connection with sale of finance receivables	—	(841)	General and administrative and Professional and consulting
Depreciation and amortization	(1,129)	(1,163)	Depreciation and amortization
Loss before income taxes	$(11,202)	$(29,776)

*Represents a measure of our segments' operating performance, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation.

Schedule E

The J.G. Wentworth Company
Reconciliation of Segments' Adjusted EBITDA* to Loss Before Income Taxes - Unaudited

	Six Months Ended June 30,		Line Item in the Statement of Operations where amounts are reflected
	2017	2016
	(In thousands)
Structured Settlements Segment Adjusted EBITDA	$4,846	$4,777
Home Lending Segment Adjusted EBITDA	7,747	14,247
Subtotal Segment Adjusted EBITDA for Reportable Segments	$12,593	$19,024

Securitization-related adjustments:
Unrealized gain (loss) on finance receivables, long-term debt and derivatives post securitization due to changes in interest rates	$3,974	$(51,306)	Realized and unrealized gains (losses) on VIE and other finance receivables, long-term debt and derivatives
Interest income from securitized finance receivables	90,380	93,544	Interest income
Interest income on retained interests in finance receivables	(830)	(11,757)	Interest income
Servicing income on securitized finance receivables	(2,526)	(2,639)	Servicing, broker, and other fees
Interest expense on long-term debt related to securitization and permanent financing trusts	(89,668)	(79,827)	Interest expense
Swap termination expense related to securitization entities	—	(3,053)	Realized and unrealized gains (losses) on VIE and other finance receivables, long-term debt and derivatives
Professional fees relating to securitizations	(2,706)	(2,846)	Securitization debt maintenance
Credit (provision) for losses associated with permanently financed VIEs	197	(17)	Provision for losses
Subtotal of securitization related adjustments	$(1,179)	$(57,901)
Other adjustments:
Share based compensation	$(425)	$(630)	Compensation and benefits
Impact of pre-funding on unsecuritized finance receivables	3,199	2,861	Realized and unrealized gains (losses) on VIE and other finance receivables, long-term debt and derivatives
Lease termination, severance and other restructuring related expenses	(6,167)	(2,739)	General and administrative, Compensation and benefits and Professional and consulting
Debt modification expense	—	(2,355)	Interest expense, Professional and consulting, and Debt issuance
Impairment charges and loss on disposal of assets	—	(5,483)	Impairment charges
Term loan interest expense	(20,246)	(20,192)	Interest expense
Debt issuance	—	(28)	Debt issuance
Broker and legal fees incurred in connection with sale of finance receivables	(2,423)	(1,555)	General and administrative and Professional and consulting
Depreciation and amortization	(2,267)	(2,465)	Depreciation and amortization
Loss before income taxes	$(16,915)	$(71,463)

*Represents a measure of our segments' operating performance, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation.